United States
Securities And Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019

Dover Motorsports, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $.10 Par Value	DVD	New York Stock Exchange

Item 1.01              Entry Into Material Definitive Agreement.

In 2017, we sold to PDC TN/FL, LLC (a Panattoni company) (“Buyer”) approximately 150 acres of the property on which our Nashville Superspeedway is located and granted to Buyer an option, expiring on March 1, 2021 to purchase additional acreage.  The September 1, 2017 option agreement was amended by Amendment No. 1 dated February 9, 2019 to add additional acreage. None of the property sold or optioned comprises land upon which the superspeedway has been constructed.

On June 25, 2019, we amended the option agreement as described below.

Buyer has exercised its option to purchase Parcels 1 and 2 and will close on these parcels within 60 days.

The option for Parcel 3 is extended until March 1, 2022. Buyer has paid $500,000 for this extension and this amount would be credited to the purchase price at closing.

Acreage remains subject to survey. Approximate acreages are below with corresponding purchase price per acre.

Option Parcel	Acres	Price / Acre	Estimated Gross Proceeds
Parcel 1	88.03	$55,000	$4,841,650
Parcel 2	43.92	$35,000	$1,537,200
Parcel 3	98.22	$66,685	$6,549,801

The Option Agreement and Amendment No. 2 are attached to this filing (Amendment No.1 was superseded by Amendment No.2).

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Option to Purchase Agreement dated September 1, 2017 between PDC TN/FL LLC (“Developer”) and Nashville Speedway, USA, Inc., a Delaware corporation (the “Owner”).

10.2                        Second Amendment to Option to Purchase Agreement date June 25, 2019 between PDC TN/FL LLC (“Developer”) and Nashville Speedway, USA, Inc., a Delaware corporation (the “Owner”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: June 25, 2019